SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934


POWER REIT
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)



        333-177802                         45-3116572
(Commission File Number)       (I.R.S. Employer Identification No.)

301 Winding Road, Old Bethpage, New York	  11804
(Address of Principal Executive Offices)	(Zip Code)

                              (212) 750-0373
         (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 8: OTHER EVENTS

Item 8.01
On January 3, 2013, the Registrant issued a press release declaring a dividend of $0.10 per share payable on January 25, 2013 to shareholders of record as of January 14, 2013 and also announcing the closing of the $1.0 million Salisbury acquisition on December 31, 2012 ("Transaction"). The Transaction consists of the acquisition of approximately 54 acres of fee-simple land that is leased to an operational solar farm in Salisbury, Massachusetts ("Property"), which is one of the largest operational solar farms in New England.

Power REIT formed a wholly-owned subsidiary, PW Salisbury Solar, LLC ("PWSS") to acquire the property and consummate the Transaction. The Transaction was financed via cash on hand and an $800,000 bridge loan to PWSS. Loan proceeds, together with cash on hand, were utilized to pay the net purchase price of the Transaction. PWSS also assumed a municipal financing with an unpaid principal balance of approximately $122,000 as of the closing date. The Property is subject to a twenty-one (21) year ground lease with the solar farm tenant, with extension options on mutually agreeable terms. Pursuant to the lease, PWSS will receive $80,800 of annual rent with a 1% escalation. The tenant is responsible for taxes related to the solar farm and PWSS is responsible for taxes related to the land.

The lender of the bridge loan is Hudson Bay Partners, LP, a wholly-owned affiliate of David H. Lesser ("DHL"), our CEO and Chairman. The bridge loan has a term of six (6) months, extendible for another six (6) months at PWSS' option. The interest rate is 5.0% during the first six (6) months and 8.5% during the extension period, if so extended. Interest is payable at the end of each six month period (i.e. semi-annually). The bridge loan is prepayable at any time, without penalty. The company expects to refinance the bridge loan during the initial period with bank debt and/or issuance of equity. The bridge loan is secured by a first-lien mortgage on the property and a parent guarantee from Power REIT.

The independent trustees of Power REIT met without DHL present to approve the bridge loan, deeming it to be in the interests of the company, on economic terms that are favorable to the company and demonstrative of the DHL's commitment to the company and its business plan. The Transaction is the first transaction consummated by the Registrant and is consistent with the expansion of its business plan and focus on infrastructure investments and renewable energy infrastructure in particular.

A copy of the press release is attached to this report as Exhibit
99.1 and incorporated herein by reference.


SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description

10.1	PW Salisbury Solar, LLC Mortgage
10.2	PW Salisbury Solar, LLC Note
10.3	Power REIT Guarantee
99.1	Press Release of Power REIT dated January 3, 2013



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:	January 3, 2013

POWER REIT

By:	/s/ David H. Lesser
Name:	David H. Lesser
Title:	CEO and Chairman